UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SINA CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

37F, Jin Mao Tower

88 Century Boulevard, Pudong

Shanghai 200121, China

+8610 8262 8888

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Share Purchase Rights	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not Applicable (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

SINA Corporation (the “Company”), supplements and amends its Registration Statement on Form 8-A, dated April 28, 2015, as follows:

Item 1. Description of Securities to be Registered.

Reference is hereby made to the Rights Agreement (the “Rights Agreement”), dated as of April 23, 2015, between the Company and American Stock Transfer & Trust Company, a New York bank, as rights agent.

On June 22, 2015, the Company entered into an Amendment No. 1 to its Rights Agreement (the “First Amendment”) for the purposes of amending the Rights Agreement to exclude Mr. Charles Chao and any affiliate controlled by Mr. Charles Chao from the definition of “Acquiring Person.”

This summary description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is attached hereto as Exhibit 2.

Item 2. Exhibits.

Exhibit No.	Description
1*	Rights Agreement, dated as of April 23, 2015, between SINA Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent

2	Amendment No. 1 to Rights Agreement, dated as of June 22, 2015, between SINA Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent

* Filed previously.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SINA Corporation

	By:	/s/ Charles Chao
		Name:	Charles Chao
		Title:	Chairman and Chief Executive Officer

Dated: November 27, 2015